Ohr Pharmaceutical, Inc. 8-K/A

Exhibit 99.2

SKS Ocular, LLC
Consolidated Balance Sheets
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash	$184,000	$663,478

Total Current Assets	184,000	663,478

PROPERTY AND EQUIPMENT, net	90,437	44,846

OTHER ASSETS
License rights, net	556,797	567,537
Deferred charges	158,729	158,729
Security deposit	12,243	12,243

TOTAL ASSETS	$1,002,206	$1,446,833

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$282,758	$169,186
Accrued consulting liabilities - related parties	1,928,000	1,721,000
Accrued litigation liability	465,750	465,750
Accrued interest	207,468	189,397
Deferred sponsorship income	—	689,625
Notes payable - related parties	1,552,500	1,552,500

Total Current Liabilities	4,436,476	4,787,458

TOTAL LIABILITIES	4,436,476	4,787,458

MEMBERS' EQUITY (DEFICIT)
Controlling members' equity	789	789
Accumulated deficit	(4,955,997)	(4,859,982)
Total SKS Ocular, LLC Members' Equity (Deficit)	(4,955,208)	(4,859,193)
Non-Controlling Interests	1,520,938	1,518,568

Total Members' Equity (Deficit)	(3,434,270)	(3,340,625)
TOTAL LIABILITIES AND
MEMBERS' EQUITY (DEFICIT)	$1,002,206	$1,446,833

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SKS Ocular, LLC
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,
	2014	2013
REVENUES
Sponsored research and development revenue	$689,625	$900,000
TOTAL REVENUES	689,625	900,000

OPERATING EXPENSES
General and administrative	83,520	41,857
Professional fees	56,497	54,854
Research and development	625,183	657,700

Total Operating Expenses	765,200	754,411

OPERATING INCOME (LOSS)	(75,575)	145,589

OTHER INCOME (EXPENSE)
Interest expense, net	(18,070)	(19,292)

NET INCOME (LOSS)	(93,645)	126,297

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(2,370)	(16,540)

NET INCOME (LOSS) ATTRIBUTABLE TO SKS OCULAR, LLC	$(96,015)	$109,757

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SKS Ocular, LLC
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
	2014		2013
OPERATING ACTIVITIES
Net income (loss)		$(93,645)		$126,297
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation		4,691		2,819
Amortization of license rights		10,740		10,740
Changes in operating assets and liabilities
Accrued research revenue		—		700,000
Other assets		—		(12,243)
Accounts payable and accrued expenses		131,643		(672,666)
Deferred sponsorship income		(689,625)		—
Accrued consulting liabilities - related parties		207,000		207,000

Net Cash Provided by (Used in) Operating Activities		(429,196)		361,947

INVESTING ACTIVITIES
Purchase of property and equipment		(50,282)		(4,625)

Net Cash Used in Investing Activities		(50,282)		(4,625)

NET CHANGE IN CASH		(479,478)		357,322
CASH AT BEGINNING OF PERIOD		663,478		3,448

CASH AT END OF PERIOD		$184,000		$360,770

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$		$
Income taxes

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SKS Ocular, LLC

 Notes to Unaudited Consolidated Financial Statements

 March 31, 2014

NOTE 1 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2014, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2013 audited financial statements.  The results of operations for the periods ended March 31, 2014 and 2013 are not necessarily indicative of the operating results for the full years.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates subject to change in the near term include impairment (if any) of long-lived assets and fair value of derivative liabilities.

Principles of consolidation

The Company’s consolidated financial statements include the accounts of SKS Ocular, LLC and its subsidiaries, SKS Ocular 1, LLC (“SKS 1”), C Therapeutics, LLC and NanoVax, LLC. Intercompany account balances and transactions have been eliminated in the consolidation. Where the Company’s ownership interest is less than 100%, the non-controlling interests are reported in members’ equity in the consolidated balance sheets. The non-controlling interests in net loss, is classified separately in the consolidated statements of operations.

Fair Value of Financial Instruments

The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, and short-term notes approximate fair value due to the relatively short period to maturity for these instruments.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

SKS Ocular, LLC

 Notes to Unaudited Consolidated Financial Statements

 March 31, 2014

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:

	March 31, 2014	December 31, 2013
Lab equipment	$108,487	$58,205
Computer equipment and software	7,415	7,415
Leasehold improvements	3,199	3,199
	119,101	68,819
Accumulated depreciation	(28,664)	(23,973)
	$90,437	$44,846

Depreciation and amortization expense related to property and equipment for the three months ended March 31, 2014 and 2013 was $3,691 and $2,819, respectively.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 12, 2014, and has identified the following reportable events:

On May 7, 2014, the Company entered into an agreement with related parties to convert certain notes to member equity interest. The total principal amount of $1,960,000 (which includes related party notes issued in April 2014 of $353,500) and accrued interest of $215,933 was converted at $36 per share into 58,940 shares of member equity interest in the Company.

In May 2014, the Company issued a total of 8.16% profit interests to ten individuals in exchange for consulting services provided to the Company.

In May 2014, pursuant to the option agreement referred to in Note 4, the Company entered into a license agreement with a third party for its nanoparticle vaccine technology. In connection with such license agreement, the Company is required to pay a license fee of $50,000, it share in the patent expenses incurred by the third party, royalty fees based on future net sales and certain milestone payments.

On May 14, 2014, the Company entered into a contribution agreement with Ohr Pharmaceutical, Inc. (“Ohr”), wherein the latter acquired certain assets of the Company, including, licenses, patents and contracts relate to micro-fabrication polymer-based sustained delivery platforms related to ocular therapeutics and dry age-related macular degeneration animal models, together with biomarkers to support such models. In exchange for these assets, Ohr paid the Company $3.5 million in cash and issued 1,194,862 shares of its common stock. The Company will also receive up to 1,493,577 shares of Ohr’s common stock if certain agreed milestones are met. Likewise, if Ohr enters into an additional research agreement with the Company’s research partner in the next six months, then Ohr will pay the Company 2/3 of any cash payments from such research partner up to $5 million. The transaction closed on May 30, 2014.